CUSIP No. 58606R403	13 G

Exhibit 99.1

AGREEMENT

     Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 14, 2005	VENROCK ASSOCIATES
	By:	/s/ Anthony Sun
Anthony Sun
Managing General Partner

February 14, 2005	VENROCK ASSOCIATES II, L.P.
	By:	/s/ Anthony Sun
Anthony Sun
Managing General Partner

February 14, 2005	VENROCK ENTREPRENEURS FUND, L.P.
	By:	/s/ Anthony Sun
Anthony Sun
Managing General Partner